EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related Prospectus of Magal Security Systems Ltd. to the incorporation by reference therein of our report dated March 29, 2017 with respect to the consolidated financial statements of Magal Security Systems Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
Tel Aviv, Israel March 29, 2017	A Member of Ernst & Young Global